Exhibit 10.6

Premises Lease Contract

Lessor: Changzhou Kangdi Medical Stapler Co., Ltd.	Contract No.:

Lessee: Changzhou Kanghui Medical Innovation Co., Ltd.	Place of Execution: Changzhou Kangdi Medical Stapler Co., Ltd.

Premises Owner:	Date of Execution:

Real Estate Title Certificate No.:

Article 1 The leased premises are located at No. 16 Kunlun Road, Xinbei District, Changzhou, of 2 rooms, with a floor area of 2,000 m2, and a frame structure.

Article 2 The term of lease is from January 1, 2010 to December 31, 2010.

Article 3 Rent: monthly rent: 20,000 yuan; annual rent: 240,000 yuan, total rent (in words) Two Hundred and Forty Thousand Yuan Only.

Article 4 Term and Method of Payment of the Rent: pay in advance every six months.

Article 5 The Lessee shall be responsible for paying the water fee, electricity fee, gas fee, telephone fee, cable and TV fee, hygiene fee and property management fee of the leased premises.

Article 6 The leased premises shall be used for: production purpose.

Article 7 The repair of the leased premises: the Lessor shall be responsible for repairing the exterior of the leased premises while the Lessee shall be responsible for repairing the interior of the leased premises.

Scope, timing and fees of repair under the responsibility of the Lessor: /

Scope, timing and fees of repair under the responsibility of the Lessee: /

Article 8 The Lessor (allows/disallows) any fit-out, improvement or addition made to the leased premises. The scope of fit-out, improvement or addition is: /. Upon the expiration of the term of the Lease Contract, such fit-out, improvement or addition made to the leased premises shall be handled: by the Lessor on its own discretion.

Article 9 The Lessor (allows/disallows) a sub-lease of the leased premises by the Lessee.

Article 10 The deposit is / yuan (in words). The Lessee shall pay the deposit to the Lessor / in advance.

Article 11 Termination of this Contract :

The Lessor shall have the right to terminate this Contract under any of the following events:

(1) the Lessee has not paid the rent or has not paid the rent as required for more than three months;

(2) amounts due and payable by the Lessee exceed Sixty Thousand Yuan (in words);

(3) the Lessee changes the use of the leased premises without the consent from the Lessor or the approval from relevant department;

(4) the premises or equipment are seriously damaged due to the Lessee’s failure to assume its repair responsibility, which is in violation of this Contract;

(5) the Lessee makes a fit-out of the leased premises without the written consent from the Lessor;

(6) the Lessee sub-leases the leased premises to a third party without the written consent from the Lessor;

(7) the Lessee carries out illegal activities in the leased premises.

The Lessee shall have the right to terminate this Contract under any of the following events :

(1) the Lessor has delayed its delivery of the leased premises for more than three months;

(2) the Lessor violates this Contract and fails to assume its repair responsibility, which render it impossible for the Lessee to continue the use of the leased premises;

Article 12 Upon the expiration of the term of the Premises Lease Contract, the date for the Lessee to return the premises: to be negotiated between the parties.

Article 13 Liability for Breach: /

If the Lessee has incurred any personal injury or property damage due to the Lessor’s failure to repair the leased premises in a timely manner or as required, the Lessor shall indemnify the Lessee against such losses.

If the Lessee has not paid the rent on time, it shall, in addition to promptly paying the late rent, pay a late fee.

If the Lessee has sub-leased the leased premises to a third party, which is in violation of this Contract, and caused damage to the leased premises as a result therefrom, the Lessee shall indemnify the Lessor against such damage.

Article 14 Settlement of Dispute: any dispute arising out of the performance of this Contract shall be settled through negotiation between the parties and may also be conciliated by relevant department. If no settlement could be reached through negotiation or conciliation, it shall be resolved in accordance with clause (1) below:

(1) to submit the dispute to              arbitration commission for arbitration;

(2) to file a lawsuit to a People’s Court.

Article 15 Other matters: /

Lessor (stamp): (affixed with the official seal of Changzhou Kangdi Medical Stapler Co., Ltd.)	Lessor (stamp): (affixed with the official seal of Changzhou Kanghui Medical Innovation Co., Ltd. )	Authentication (Notarization) Opinions:

Domicile: No. 16 Kunlun Road, Xinbei District, Changzhou	Domicile:

Legal Representative (signature):	Legal Representative (signature):

ID No.:	ID No.:	Authentication (Notarization) Authority (Stamp)

Authorized Representative (signature): /s/ Chen Xiao Xiao [Name Illegible]	Authorized Representative (signature): /s/ [Name Illegible]	By:

Telephone: 85139871	Telephone:

Date:

Bank:	Bank:

Account No.:	Account No.:

Zip Code:	Zip Code:

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